UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2005 (October 28,
2005)

                       Innovative Card Technologies, Inc.

             (Exact name of registrant as specified in its charter)

      Delaware                    000-51260                  14-1861651
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  (State or other          (Commission File Number)        (IRS Employer
  jurisdiction of                                          Identification
   incorporation) No.)

 11601 Wilshire Boulevard, Suite 2160, Los Angeles CA          90025
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     (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:(310) 312-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement.

On October 28, 2005, Innovative Card Technologies, Inc. ("InCard") and nCryptone (formerly AudioSmartCard) jointly entered into a Letter of Intent ("LOI") with VASCO Data Security ("VASCO"). Under the LOI, InCard, nCryptone and VASCO (individually "Party", collectively "Parties") collectively formalized their interest in cooperating on the development and the marketing of nCryptone/InCard DisplayCards for a trial period from October 28, 2005 until January 31, 2006.During the trial period, InCard and nCryptone will deliver between 50 and 100 DisplayCard samples to VASCO that bear the VASCO logo, contain an OATH application, and supply technology specifications in return for a non-refundable one-time payment to nCryptone. The Parties will make their best efforts to agree upon a long-term agreement that will include, but not be limited to, development, sales, and marketing efforts of DisplayCard, major volume and pricing contracts, and commercial co-operation based on a revenue sharing model.

InCard and nCryptone will guarantee VASCO a "best price policy" for a period whereby Vasco will receive a specified better purchase conditions compared to competitors. However, VASCO shall commit not to purchase a form factor similar to the DisplayCard from another vendor other than InCard and nCryptone during the "best price policy" period. If VASCO can find the same technology with same specifications in the market for a minimum of a specified percentage less than the cost proposed by InCard and nCryptone, then VASCO will be free to purchase it and therefore, InCard and nCryptone will be discharged from all its "best price policy" or commitments. The "best price policy" field includes a form factor similar to a DisplayCard that also include any financial companion card that is capable of mimicking and emulating an ISO compliant payment card (credit, debit, or gift) as long as it is not endorsed by or carry the logo of MasterCard, AMEX, JCP, Europay, Carte Blanche, Discover, and Diners.

Additionally, VASCO recognizes the agreement in place between InCard and nCryptone and Visa. VASCO shall do nothing that would be a breach or that would cause InCard and nCryptone a breach of the provisions of the agreement with Visa. VASCO further understands the need for certain exceptions under the Visa agreement where DisplayCards may be sold directly by InCard and nCryptone outside the VASCO agreement. VASCO understands that InCard and nCryptone has already initiated contacts with various clients in Asia, Europe, and USA. Thus VASCO agrees not to sell InCard/nCryptone DisplayCard for credit, debit, pre-paid, or gift and other powered cards issued by, but not limited to Visa, MasterCard, AMEX, JCB, Europay, Carte Blanche, Discover, and Diners.

Furthermore, all intellectual property rights prior to the LOI shall remain the sole and exclusive property of such Party. VASCO maintains full intellectual property on its Digipass algorithm.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.   Description
-----------   -----------
Ex.10.1*      Letter of Intent by and between VASCO Data Security, nCryptone and
              Registrant, dated October 28, 2005.

* A request for confidential treatment has been requested for portions of this agreement and has been submitted to the Commission. Omitted portions have been filed separately with the Commission.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Innovative Card Technologies, Inc.
                                           ----------------------------------
                                                    (Registrant)

Date   November 18, 2005

                                       By: /s/ Bennet P. Tchaikovsky
                                           --------------------------------
                                      Name Bennet P. Tchaikovsky
                                           --------------------------------
                                    Title: Chief Financial Officer
                                           --------------------------------


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                                  EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------
Ex. 10.1*     Letter of Intent by and between VASCO Data Security, nCryptone and
              Registrant, dated October 28, 2005.

* A request for confidential treatment has been requested for portions of this agreement and has been submitted to the Commission. Omitted portions have been filed separately with the Commission.